UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2019

CATALENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey		08873
(Address of registrant’s principal executive office)		(Zip code)

(732) 537-6200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock	CTLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On June 24, 2019, Catalent, Inc. (the “Company”) issued a press release announcing that its wholly owned subsidiary, Catalent Pharma Solutions, Inc. (the “Operating Company”), has commenced a private offering (the “Private Offering”) of $500 million aggregate principal amount of senior unsecured notes due 2027 (the “Notes”). The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

There can be no assurance that the Operating Company will be able to complete the Private Offering on terms and conditions favorable to it or at all, and the Operating Company may decide to not pursue the Private Offering before completion.

Portions of the preliminary offering memorandum prepared by the Operating Company in connection with the Private Offering are attached hereto as Exhibit 99.2 and incorporated herein by reference. The information contained in Exhibit 99.2 should be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that the Company may make by press release or otherwise from time to time. Such information speaks as of the date of this Current Report on Form 8-K. The Company specifically disclaims any obligation to update the attached materials in the future, except as may be required by law.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 attached hereto are being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act’), or otherwise subject to the liabilities of that Section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”).

The information furnished in this Form 8-K pursuant to Item 7.01, including the information contained in Exhibits 99.1 and 99.2, is neither an offer to sell nor a solicitation of an offer to buy any of the Notes in the Private Offering.

Cautionary Note Concerning Forward-Looking Statements

This Current Report on Form 8-K and the exhibits attached hereto contain both historical and forward-looking statements, including statements regarding the growth opportunities and operational synergies that are anticipated from the acquisition of Paragon Bisoservices, Inc. (“Paragon”), the Private Offering and plans, projections and estimates regarding the use of proceeds from the Private Offering. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would” or other words or phrases with similar meanings. Similarly, statements that describe the Company’s objectives, plans or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Some of the factors that could cause actual results to differ include, but are not limited to, the following: the Company’s integration of Paragon into its overall operations or realizing on the anticipated business from the acquisition; changes to the Company’s business, its industry or the overall economic climate, general industry conditions and competition; product or other liability risk inherent in the design, development, manufacture and marketing of its offerings; inability to enhance the Company’s existing or introduce new technology or services in a timely manner; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; and the Company’s substantial debt and debt service requirements that restrict its operating and financial flexibility and impose significant interest and financial costs; or difficulty in integrating other acquisitions into the Company’s existing business, thereby reducing or eliminating the anticipated benefits of the acquisition. For a more detailed discussion of these and other factors, see the information under the caption “Risk Factors” in Exhibit 99.2 attached hereto and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this Current Report on Form 8-K or as of the date they are made, and the Company does not undertake to update any forward-looking statement as a result of new information or future events or developments except to the extent required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Catalent, Inc., dated June 24, 2019, announcing the launch of the Private Offering.

99.2	Portions of preliminary offering memorandum, dated June 24, 2019, prepared in connection with the Private Offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc. (Registrant)

By:	/s/ Steven L. Fasman
Steven L. Fasman Senior Vice President, General Counsel and Secretary

Date: June 24, 2019